Exhibit 99.2

GAUCHO HOLDINGS WELCOMES DOUG CASEY AS LEAD BUSINESS ADVISOR, BOLSTERING ARGENTINA INVESTMENT STRATEGY

Renowned Author and Speculator to Guide Company’s Growth in the Wake of Argentina’s Opportunistic Economic Shift

MIAMI, FL / NOVEMBER 30, 2023 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced the appointment of best-selling author, world-renowned speculator, and libertarian philosopher, Doug Casey, as Gaucho Holdings’ Lead Business Advisor - Argentina Investments. The company believes this appointment can substantially enhance its strategic vision and steer its expansion in Argentina’s dynamic luxury real estate market.

Doug Casey, bringing his considerable experience and a profound grasp of the Argentine market, is viewed by the company as a highly suitable advisor for this role. Known for describing Argentina as ‘the cheapest civilized place on earth,’ Casey brings a unique perspective on the country’s economic potential and investment opportunities. His insights are particularly valuable in light of the recent political changes in Argentina, which Gaucho Holdings views not just as a shift, but as a chance for economic revitalization and investment growth.

Casey shared his vision for Argentina’s future, stating, “If Milei’s reforms stick, within a decade, Argentina could become the most prosperous country in the world. Look at what Pinochet’s limited reforms did for Chile. It changed from a backward mining province into the most advanced and prosperous country on the continent. Milei’s reforms could transform Argentina into both the freest and the most prosperous country on the planet. Argentina has many advantages... It’s the perfect country whose only real problem is its insane government. But that’s about to change. If he succeeds, I think there will be a rush of millions of Europeans who will see that Argentina has got everything that Europe does—including the favorable aspects of its culture, but none of the disadvantages.” For more insights into Doug Casey’s philosophy on investing in Argentina, readers can explore his extensive writings and viewpoints at International Man.

Scott Mathis, CEO and Founder of Gaucho Holdings, commented on the appointment, saying, “Doug Casey’s deep understanding of the Argentine market and his perspective on its untapped potential make him an invaluable asset to our team. His guidance will be crucial as we seek to expand and strengthen our presence in Argentina, taking advantage of the unique investment opportunities this country offers. We are excited to have Doug’s expertise to guide our initiatives in this new economic landscape.”

With a history of investing in Argentina since 2007, Gaucho Holdings is uniquely positioned to take advantage of these emerging opportunities, especially in the real estate sector. The company anticipates announcing advanced plans for innovative initiatives in Argentina, leveraging the opportunities presented by the recent political shifts and Casey’s expertise in navigating this evolving market.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com